Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT
(LLC Membership Interests)

This Pledge and Security Agreement (this “Agreement") is made effective as of November 9, 2007 ("Effective Date"), by and between PETROSEARCH ENERGY CORPORATION, a Nevada corporation (“Pledgor”), and the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and IRONMAN PI FUND (QP), LP (“Ironman”), as agent for the Purchasers (in such capacity, together with its successors in such capacity, the “Agent”).

RECITALS:

A.           Pledgor is a Nevada corporation in the business of acquiring, developing and operating oil and gas properties in several states, including, Texas, Oklahoma, North Dakota, and Mississippi.  Pledgor owns 100% of the membership interests of Exploration Holding Co., L.L.C. (“Exploration Holding”).  Exploration Holding owns 100% of the membership interests of Barnett Petrosearch, L.L.C. (“Barnett Petrosearch”).  Each of Exploration Holding and Barnett Petrosearch is a Texas limited liability company.

B.            Barnett Petrosearch owns a 5.54455% limited partnership interest in DDJET, Limited, LLP, a Texas limited liability limited partnership (“DDJET” or “the Partnership”), organized on December 15, 2006, by Metroplex Barnett Shale, LLC, a Delaware limited liability company, (“Metroplex”) as General Partner.  Metroplex is a direct subsidiary of Exxon Mobil Corporation.  Cinco County Barnett Shale, LLC, a Texas limited liability company (“Cinco”) is a Limited Partner of the Partnership and Cinco is a direct subsidiary of Harding Company, a private Fort Worth based exploration company.  Barnett Petrosearch is also a Limited Partner of the Partnership.  The Partnership was formed for the purpose of acquiring, exploring, developing, owning and operating oil and gas leases and other mineral interests in portions of Collin, Dallas, Denton, Ellis, Hill, Johnson, Navarro and Tarrant Counties, Texas and to acquire, construct, own and operate pipeline assets for the evacuation of hydrocarbons produced from these properties.  The area and interests covered by the Partnership are situated in a geologic region generally known as the Barnett Shale.

C.           Pledgor and each of the Purchasers are parties to Note and Warrant Purchase Agreements dated as of November 9, 2007 (as modified and supplemented and in effect from time to time, the “Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by Pledgor to each of the Purchasers, severally and not jointly, of certain 8% Senior Secured Convertible Notes in the aggregate principal amount of $8,100,000 Due November 9, 2010 (as such Convertible Notes may be hereafter amended, modified, renewed or extended, the “Convertible Notes”) and Warrants as more fully described in the Purchase Agreement.

D.           To induce each of the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Obligations (as hereinafter defined).

E.           It is a condition precedent to the effectiveness of the Purchase Agreement that this Agreement shall have been executed and delivered by Pledgor and shall be in full force and effect; and

F.           Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to provide substantial benefit to Pledgor, directly or indirectly, and to be in the best interests of Pledgor.

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

ARTICLE I
Security Interest and Pledge

Section 1.01.   Defined Terms and Related Matters.

(a)           Capitalized terms used and not otherwise defined herein that are defined in the Convertible Notes shall have the meanings specified therein.  Capitalized terms used and not otherwise defined herein or in the Convertible Notes that are defined in the Purchase Agreement shall have the meanings specified therein.  Terms defined in the singular include the plural and terms defined in the plural include the singular.

(b)           The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           Unless otherwise defined herein or in the Purchase Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Texas as in effect from time to time (the "Code"), are used herein as therein defined.

(d)           "Pledged Securities" means any and all limited liability company interests and other capital securities (including, without limitation, any warrants, options or other rights to purchase limited liability company interests of Exploration Holding) constituting, but not exceeding, a five percent (5.00%) ownership interest in Exploration Holding, whether now owned or hereafter acquired by Pledgor, including the limited liability company interests identified on Schedule A hereto as Pledged Securities, as such Schedule A may be updated and supplemented from time to time in accordance with Section 3.04(b) hereof.

Pledge and Security Agreement

Section 1.02.   Security Interest and Pledge.  Subject to the terms of this Agreement, Pledgor hereby pledges and delivers to the Purchasers, and hereby grants to the Purchasers, pro rata  as listed in Schedule “A” to the Purchase Agreement, a lien on and security interest in and to all of Pledgor's rights, titles, interests and privileges in and with respect to the Pledged Securities, whether now owned or hereafter acquired, including, without limitation: (a) all limited liability company interests of Exploration Holding and all securities convertible or exchangeable into, and all warrants, options or other rights to purchase limited liability company interests of Exploration Holding (but not exceeding the five percent (5%) amount of all membership interests contemplated by the definition of Pledged Securities; which 5% interest shall not be diluted); (b) all certificates or instruments representing Pledged Securities and all proceeds, income and profits thereon, and all interest, dividends and other payments, property, revenues, and distributions with respect thereto; (c) all proceeds received or receivable by Pledgor in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of Exploration Holding relating to the Pledged Securities; and (d) all other proceeds or assets received or receivable by Pledgor in respect of its status as a member of Exploration Holding with respect to the Pledged Securities (all such property, collectively, the "Collateral"); provided, that the inclusion of proceeds in this Agreement does not authorize Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

Section 1.03.   Obligations Secured.  This Agreement secures: (a) all obligations under the Convertible Notes, including the full and prompt payment of the principal of, interest on, and all other amounts due with respect to the Convertible Notes from time to time outstanding, as and when such amounts shall become due and payable, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise (including, without limitation, interest due at the Default Rate on overdue payments of principal, interest or any other amount due hereunder, under the Convertible Notes, the Purchase Agreement or under any of the other Transaction Documents (as such term is defined in the Purchase Agreement)); (b) the full and prompt payment, performance and observance by Pledgor of all obligations, covenants, conditions and agreements contained in any of the Transaction Documents; (c) the full and prompt payment, performance and observance by Pledgor of all obligations, covenants, conditions and agreements contained in this Agreement; and (d) the full and prompt payment, upon demand by the Agent, of all costs and expenses (including, without limitation, reasonable attorneys' fees), if any, as shall have been expended or incurred by the Agent in the protection or enforcement of any right or privilege under the Convertible Notes, the Purchase Agreement, this Agreement or any of the other Transaction Documents, or in the protection or enforcement of any rights, privileges or liabilities thereunder or in any consultation or action in connection therewith (all such obligations, covenants, conditions and agreements described in the foregoing clauses (a), (b) (c) and (d) being hereinafter collectively referred to as the "Obligations”.

Section 1.04.   Formalities.

(a)          All certificates and instruments representing the Pledged Securities have been, or, in the case of all Pledged Securities hereafter acquired, immediately upon acquisition shall be, delivered to and shall be held by the Agent on behalf of the Purchasers pursuant hereto in suitable form for transfer by delivery, or accompanied by undated stock powers or other instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Agent.

(b)          Notwithstanding anything to the contrary contained in clause (a) above, if any Pledged Securities (whether now owned or hereafter acquired) are uncertificated securities, Pledgor shall promptly notify the Agent, and shall promptly, without the need for any request from the Agent, take all actions required to perfect the security interest of the Purchasers under applicable law (including, in any event, under the provisions of Article 8 or 9 of the Code, if applicable).  Pledgor further agrees to take such actions as the Agent deems necessary or desirable to effect the foregoing and to permit the Agent to exercise any rights and remedies on behalf of the Purchasers hereunder, and agrees, promptly upon the request of the Agent, to provide an opinion of counsel, in form and substance satisfactory to the Agent, as to the validity and enforceability of the security interest created by this Agreement with respect to such uncertificated securities, the perfection of the Purchasers’ security interest therein and such other matters as may be reasonably requested by the Agent.

Pledge and Security Agreement

(c)           The Agent shall have the right, at any time in its reasonable discretion and without notice to any Pledgor, to (i) transfer to any of its nominees any or all of the Collateral, subject only to the revocable rights set forth in Section 4.01 hereof and applicable law, and (ii) so long as an Event of Default shall have occurred and be continuing, to register any or all of the Collateral in Agent’s or Purchasers’ own names.  In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(d)           Pledgor hereby authorizes the Agent, at the expense of Pledgor (including the fees and expenses of counsel to the Agent on behalf of the Purchasers), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Agent where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Pledgor understands and agrees that even though the Agent has no obligation to do so, with respect to any financing statement, the Agent intends to file (at the expense of Pledgor, including the fees and expenses of counsel to the Agent on behalf of the Purchasers) any continuation statement or amendment where failure to so file could reasonably be expected to result in the potential lapse of such financing statement at any time within three months of any such proposed filing.

(e)           Each Purchaser hereby agrees to appoint Ironman as its Agent for purposes of this Agreement.  The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(f)           Each of the Purchasers hereby, severally and not jointly, covenants and agrees to reimburse, INDEMNIFY and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith, gross negligence or willful misconduct by the Agent, arising out of or incident to this Agreement or the administration of the Agent’s duties hereunder, or resulting from its actions or inactions as Agent. THISINDEMNITY INCLUDES, BUT IS NOT LIMITED TO, ANY AND ALL CLAIMS, ACTIONS, JUDGMENT, DAMAGES, LOSSES, LIABILILITIES, COSTS, TRANSFER OR OTHER TAXES, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH MAY RESULT FROM OR ALLEGEDLY RESULT FROM THE NEGLIGENCE, STATUTORY, OR STRICT LIABILITY OF AGENT WITHOUT ANY BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE AGENT.

Pledge and Security Agreement

ARTICLE II
Representations and Warranties

Section 2.01.   Representations and Warranties. Pledgor represents, warrants, and covenants to Purchasers as follows:

(a)           The Pledged Securities outstanding on the date hereof: (i) are described in Schedule A hereto; (ii) have been duly and validly issued and all contributions required to be made by Pledgor under the limited liability company agreement of Exploration Holding have been made; and (iii) are subject to no options, warrants, calls, liens, pledges, or commitments of any character whatsoever relating thereto.

(b)           Any instruments of transfer or assignment relating to certificates representing or evidencing the Pledged Securities, executed in blank and delivered by Pledgor to the Agent herewith, have been duly executed by Pledgor and vest in the Purchasers the authority that they purport to confer.

(c)           Upon (i) the pledge, assignment and delivery to the Agent by Pledgor of the Collateral pursuant to this Agreement and (ii) the filing of UCC 1 financing statements and other necessary or appropriate registrations and recordings in the Office of the Secretary of State of the State of Texas and elsewhere, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by Pledgor to the Purchasers hereby in respect of the Collateral will have been accomplished, and the security interest granted by Pledgor to the Purchasers pursuant to this Agreement in and to the Collateral will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other liens and security interests (other than the liens and security interests created hereunder), and will be entitled to all the rights, priorities and benefits afforded by the Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

(d)           The principal place of business and chief executive office of Pledgor and the sole location where the records of Pledgor with respect to the Collateral are kept are located at the address set forth on Schedule B attached hereto.  Pledgor shall not move its chief executive office, principal place of business, or such location of records unless (i) it shall have given to the Agent not less than 60 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action required by Sections 1.04, 2.01, and 3.04 with respect to such new jurisdiction and all other action, reasonably satisfactory to the Agent, to maintain the security interest of the Purchasers in the Collateral intended to be granted hereby at all times fully perfected, superior to all other interests, and in full force and effect. Pledgor shall, promptly and routinely, without necessity of any request from Agent, provide Agent with copies of all documents pertaining to the Collateral, financing statements regarding the Collateral, and other information regarding the Collateral which would normally be of interest to a prudent person in the position of the Agent or the Purchasers.

Pledge and Security Agreement

(e)           The jurisdiction of organization and organizational number of Pledgor is as set forth on Schedule B attached hereto.  As of the date hereof, Pledgor does not have or operate under, nor has it had or operated under, in any jurisdiction at any time prior to the date hereof, any name except its legal name as set forth on the signature pages hereto, nor has Pledgor ever been organized under the laws of any jurisdiction other than the jurisdiction specified on Schedule B attached hereto.  Pledgor shall not change its legal name, assume or operate in any jurisdiction under any trade, fictitious or other name or change its jurisdiction of organization unless (i) it shall have given to the Agent not less than 60 days' prior written notice of its commencing to do so, clearly describing such new name and the jurisdictions in which such new name shall be used or such new jurisdiction of organization and providing such other information in connection therewith as the Agent may reasonably request and (ii) with respect to such new name or jurisdiction of organization, Pledgor shall have taken all reasonable action, reasonably satisfactory to the Agent, to maintain the security interest of the Purchasers in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  As of the date hereof, Pledgor has no trade names.

(f)           Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien or security interest (except the liens and security interests created herein), and Pledgor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to such Collateral.

(g)           No effective financing statement or other document similar in effect covering all or any part of Pledgor's portion of the Collateral is on file in any recording office, except such as may have been filed in favor of the Purchasers relating to this Agreement, and Pledgor has not authorized the filing of any such financing statement or other document.  Pledgor will not, without the prior written consent of the Agent, authorize or authenticate any such financing statements after the date hereof, and there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Purchasers.

(h)           Except for consents and authorizations previously obtained by the Pledgor, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required: (i) for the valid execution, delivery and performance by Pledgor of this Agreement; (ii) for the pledge by Pledgor of a security interest in the Collateral or for the granting, perfection and maintenance of the liens and security interests created hereby and the first priority nature of such liens and security interests (other than the timely and proper filing of financing statements and continuation statements related thereto); or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of Pledgor's portion of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(i)           This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law). Pledgor warrants and represents, however, that no equitable interests in the Collateral exist now, or will ever exist, in any Person other than Pledgor.

(j)           Except for any conflicts which have been previously waived in writing, the execution, delivery and performance of this Agreement is not in conflict with and does not violate any instrument or agreement to which Pledgor is a party or by which Pledgor is bound, including without limitation, the organizational agreements of Exploration Holdings.

Pledge and Security Agreement

(k)           Pledgor covenants and agrees that it will defend at Pledgor’s own expense, with counsel of the Purchasers’ choosing, the Purchasers’ right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever, and Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged by Pledgor to the Purchasers as Collateral hereunder and will likewise defend the right thereto and the security interest therein of the Purchasers.

(l)           Pledgor is not currently, and at no time in the past has been, in default or violation of any provisions of Exploration Holding's limited liability company agreement or otherwise in default or violation thereunder.  None of the Pledged Securities is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any Person with respect thereto.

(m)           Except as permitted by the Agent, Pledgor will not sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, grant a security interest in or otherwise encumber any of the Collateral or any interest therein, or suffer any of the same to exist, and any sale, assignment, option, pledge, security interest or other encumbrance or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Agent, shall forthwith be canceled or satisfied by an appropriate instrument in writing binding on all adverse claimants.

(n)           Pledgor shall give the Agent prompt notice of any claim relating to Pledgor's portion of the Collateral.  Pledgor shall deliver to the Agent a copy of each written demand, notice or document received by it which may adversely affect the Purchasers’ interest in Pledgor's portion of the Collateral promptly upon, but in any event within five days after, Pledgor's receipt thereof.

(o)           Pledgor has received all consents and approvals, if any, required by the terms of any of Pledgor's portion of the Collateral to the sale or transfer hereunder of such Collateral, or Pledgor's interest and rights therein, to the Purchasers (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(p)           The Pledgor shall not withdraw as a member of Exploration Holding, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to Exploration Holding or seek a partition of any property of Exploration Holding, except as permitted by the Note Agreement.

The representations and warranties set forth in this Section 2.01 shall survive the execution and delivery of this Agreement.

ARTICLE III
Affirmative and Negative Covenants

Pledgor covenants and agrees with Purchasers that until the Obligations are satisfied and performed in full:

Pledge and Security Agreement

Section 3.01 [Intentionally Left Blank].

Section 3.02.   Encumbrances.  Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Purchasers hereunder and the pledge and security interests referenced in Section 1.02 above, and shall defend Pledgor's rights in the Collateral and Purchasers’ security interest in the Collateral against the claims of all persons or entities whatsoever.

Section 3.03.   Sale of Collateral.  Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof, or attempt to sell, assign, or otherwise dispose of the Collateral or any part thereof, without the prior written consent of the Agent.

Section 3.04.   Further Assurances.

(a)           At any time and from time to time, upon the request of the Agent, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and/or filing of such financing statements as the Agent may require (and any such filing is hereby authorized by Pledgor).  A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

(b)           In addition to performing its obligations under Section 3.04 (a) above, Pledgor will, upon acquiring any additional Pledged Securities, promptly (and in any event within ten days) deliver to the Agent a Supplement to Pledge Agreement, duly executed by such Pledgor, in substantially the form of Annex A hereto (each, a "Supplement to Pledge Agreement"), identifying such additional Pledged Securities.  Pledgor hereby authorizes the Agent to attach each Supplement to Pledge Agreement to this Agreement and agrees that all additional Pledged Securities listed on any Supplement to Pledge Agreement (including any schedules(s) thereto) delivered to the Agent shall for all purposes hereunder constitute Collateral.  Pledgor will, at the request of the Agent, deliver an opinion of counsel, in form and substance reasonably satisfactory to the Agent, as to the validity and perfection of the security interest granted in the Collateral identified in any Supplement to Pledge Agreement (including any schedule(s) thereto) and the proceeds thereof.

Section 3.05.   Obligations.  Pledgor shall duly and punctually pay and perform the Obligations, including without limitation, the obligations of Pledgor under this Agreement.

Section 3.06.   Notification.  Pledgor shall promptly notify the Agent of (i) any lien, security interest, encumbrance or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, (iii) any material information that a prudent person in the position of the Agent or the Purchasers would want to know, and (iv) the occurrence or existence of any Event of Default (hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

Pledge and Security Agreement

Section 3.07.   Compliance with Laws.  Pledgor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

ARTICLE IV
Rights of Purchasers and Pledgor

Section 4.01.   Voting Rights. So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing and this Agreement is in force and effect, Pledgor shall be entitled to exercise any voting and other consensual rights relating or pertaining to the Collateral or any part thereof  provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of this Agreement or any other Transaction Document, nor will any vote be cast or consent, waiver or ratification given or action taken that would, at the time of the vote, knowingly have the probability of reducing the value of the Collateral or the proceeds from the Collateral.  Upon the occurrence and during the continuance of an Event of Default, at the sole option of the Agent, all voting rights shall thereupon become vested in the Purchasers or their assignee, who shall thereupon have the sole right to exercise or to assign the right to exercise such voting and other consensual rights.

Section 4.02.   Dividends; Distributions. Until an Event of Default occurs and is continuing, Pledgor shall be entitled to receive, retain and use any and all dividends, distributions and other payments paid in respect of the Collateral to the extent not otherwise prohibited hereby or by the Purchase Agreement or the other Transaction Documents; provided, however, that any and all

(A)           dividends, distributions and other amounts paid or payable other than in cash in respect of, and instruments and other property (including, without limitation, limited liability company interests in Exploration Holdings) received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral;

(B)           dividends or distributions hereafter paid or payable in cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution; and

(C)           cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledgor's portion of the Collateral;

shall be, and shall be forthwith delivered to the Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Purchasers, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 4.03.   Exercise of Rights.  Upon the occurrence and during the continuance of an Event of Default:

Pledge and Security Agreement

(i)           the Agent shall, without notice to Pledgor, transfer or register in the name of the Purchasers or any of their nominees any or all certificates, if any, of the Collateral held by the Agent on behalf of the Purchasers hereunder, and the Agent may thereafter, after delivery of notice to Pledgor, exercise all voting and limited liability company rights with respect to the Collateral (in each such case whether exercisable at any meeting of the issuer of that Collateral or by written consent or otherwise) and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral, as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer of that Collateral or upon the exercise by the applicable Pledgor or the Agent of any right, privilege or option pertaining to any certificates of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(ii)           All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.01 hereof and to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, distributions and other payments on behalf of the Purchasers.

(iii)           All dividends, distributions or other payments which are received by Pledgor contrary to the provisions of this Article shall be received in trust by the Agent for the benefit of the Purchasers, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Agent for the benefit of the Purchasers as Collateral in the same form as so received (with any necessary endorsement).

(iv)           Pledgor shall execute and deliver (or cause to be executed and delivered) to the Agent all such instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights to which it is entitled to exercise on behalf of the Purchasers pursuant to this Article and to receive the dividends, distributions or other payments which it is entitled to receive and retain on behalf of the Purchasers pursuant to this Article.

Section 4.04.   Agent Appointed Attorney-in-Fact.  Pledgor hereby irrevocably designates, makes, constitutes and appoints the Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any agreement, document or instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in connection with the Collateral;

Pledge and Security Agreement

(b)           upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c)           upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Purchasers with respect to any of the Collateral.

Section 4.05.   Performance by Agent of Pledgor's Obligations.  If Pledgor fails to perform or comply with any of the agreements contained herein and Agent shall cause performance of or compliance with such agreement, the expenses of Agent, together with interest thereon at the Default Rate (as defined in the Convertible Notes) shall be payable by Pledgor to Agent on demand and shall constitute Obligations secured by this Agreement.

Section 4.06.   Possession; Reasonable Care.  The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Agent have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Agent shall hold in its possession all Collateral pledged, assigned or transferred hereunder, except as from time to time any documents or instruments may be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented.  The Agent may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be a Pledgor or an affiliate of a Pledgor) to hold physical custody, for the account of the Purchasers, of any or all of the Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, warrants, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 4.07.   Release of Collateral. The Agent shall release the Collateral upon the terms and conditions set forth in the Convertible Notes and the Purchase Agreement.

ARTICLE V
Default

Section 5.01.   Events of Default.  Each of the following shall be deemed an "Event of Default":

(a)           an Event of Default occurs under terms of the Convertible Notes;

Pledge and Security Agreement

(b)           Any representation or warranty made or deemed made by Pledgor in this Agreement or in any certificate, report, notice, or statement furnished at any time in connection with this Agreement or the Convertible Notes is false, misleading, or erroneous in any material respect on the date when made or deemed to have been made.

(c)           Pledgor shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Agreement and such failure continues, without cure, for twenty (20) days after written notice to Pledgor.

(d)           Pledgor or Exploration Holding (or any of same) shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

(e)           An involuntary proceeding shall be commenced against Pledgor or Exploration Holding seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

Section 5.02.   Rights and Remedies.  Upon the occurrence of an Event of Default, and subject to the notice and opportunity to cure (if any) required by the Convertible Notes, the Agent shall have all of the rights and remedies set forth in this Agreement, the Convertible Notes, the Purchase Agreement and any other Transaction Document and additionally shall have following rights and remedies:

(i)           The Agent may declare the Obligations or any part thereof immediately due and payable, without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by Pledgor; provided, however, that upon the occurrence of an Event of Default under Section 5.01(d) or Section 5.01(e) of this Agreement, the Obligations shall become immediately due and payable without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by Pledgor;

Pledge and Security Agreement

(ii)           In addition to all other rights and remedies granted to the Purchasers in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of Texas as of the date of this Agreement.  Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash or on credit, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor.  Upon the request of the Agent, Pledgor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent.  Pledgor agrees that the Agent shall not be obligated to give more than five (5) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or be applied then or at any time thereafter to the Obligations in the order and manner as Agent may elect.  Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.  Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Agent in connection with the collection of the Obligations and the enforcement of Purchasers’ rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement.  Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations;

(iii)           The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Purchasers or the name or names of the Purchasers’ nominee or nominees;

(iv)           The Agent shall be entitled to receive all cash and non-cash dividends payable in respect of the Collateral on behalf of the Purchasers;

(v)           The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral on behalf of the Purchasers, and Pledgor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent;

Pledge and Security Agreement

(vi)           Pledgor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof.  Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to Pledgor or other seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale.  The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, or to delay a sale of any of the Collateral for any other reason.  Pledgor hereby waives any claims against the Agent or Purchasers arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the Obligations even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree (and the Agent, the Purchasers or any affiliates of the Purchasers may be the only offeree and the purchaser of the Collateral); and

(vii)           On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction compliance with which is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

Section 5.03.   Security Interest Absolute. All rights of the Purchasers hereunder and in and to the Collateral, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Convertible Notes, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from this Agreement or any other agreement or instrument; or

(c)           any sale, exchange, release or nonperfection of any other collateral, or any release of any guarantor or any person liable in any manner for the collection of any of the Obligations or any amendment or waiver of or consent to or departure from the Convertible Notes or any guaranty for all or any of the Obligations.

Section 5.04.   Waiver and Consent.

(a)           Pledgor consents and agrees that the Agent may in its absolute and sole discretion, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:  (i) create new Obligations or supplement, modify, amend, extend, increase, decrease, renew, accelerate or otherwise change the Obligations or any of their terms; (ii) supplement, modify, amend, or waive any provision of, or enter into or give any agreement, approval or consent with respect to the Convertible Notes; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Obligations or any part thereof or for the Convertible Notes; (iv) accept payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees and apply any security and direct the order or manner of sale thereof; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; and (viii) settle, release on terms satisfactory to the Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, and consent to the transfer of any security.

Pledge and Security Agreement

(b)           Upon the occurrence and during the continuance of an Event of Default, and subject to the notice and opportunity to cure (if any) required by the Convertible Notes, the Agent may enforce this Agreement independently from any other document and independently of any other remedy, security or guaranty the Purchasers at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Agent to marshal assets in favor of Pledgor or any other person or to proceed upon or against and/or exhaust my other security or remedy before proceeding to enforce this Agreement.  Pledgor expressly agrees that the Agent may proceed against any or all of the Collateral or guaranties for the Obligations in such order and in such manner as Agent shall determine in Agent’s sole and absolute discretion.  The Agent may file a separate action or actions against Pledgor, whether action is brought or prosecuted with respect to any other security or against any other person, or whether any other person is joined in any such action or actions. Pledgor agrees that the Agent and other guarantor, if any, of the Obligations ("Other Guarantor") may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between or among any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement.  Pledgor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Obligations or the lien or security interest created or granted herein.  The Purchasers’ rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations that thereafter shall be required to be restored or returned by the Purchasers upon the bankruptcy, insolvency or reorganization of Pledgor, or Exploration Holding, or other any other Person, all as though such amount had not been paid.

(c)           Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any Other Guarantor with respect to the Obligations (ii) the failure of priority of any security for the Obligations (iii) the cessation from any cause whatsoever of the liability of any Other Guarantor (other than by reason of the full payment and performance of all Obligations, (iv) any failure of the Agent to give notice of sale or other disposition of any property securing the Obligations to Pledgor or any other person or any defect in any notice that may be given in connection with any sale or disposition of any property securing the Obligations, (v) any failure of the Agent to comply with applicable laws in connection with the sale or other disposition of any property securing the Obligations, including, without limitation, any failure of the Agent to conduct a commercially reasonable sale or other disposition of any property securing the Obligations, (vi) any act or omission of the Agent or others that directly or indirectly results in or aids the discharge or release of any Other Guarantor or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (vii) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety's or guarantor's obligation in proportion to the principal's obligation, (viii) any failure of the Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (xi) the election by the Agent, in any bankruptcy proceeding of any person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code, (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (xi) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, (xiii) the avoidance of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding of any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations in or as a result of any such proceeding, or (xiv) any action taken by the Agent that is authorized by this Section, this Agreement, or any other provision of the Convertible Notes.

Pledge and Security Agreement

ARTICLE VI
Miscellaneous

Section 6.01.   Expenses; Indemnification.  Pledgor agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Agreement and any and all amendments, modifications, and supplements hereto.  Pledgor agrees to pay and to hold Purchasers and Agent harmless from and against all excise, sales, stamp, or other taxes and all fees payable in connection with this Agreement or the transactions contemplated hereby, and agree to hold the Purchasers and Agent harmless from and against any and all present or future claims or liabilities with respect to or resulting from Pledgor performing or delaying in performing their obligations under this Agreement.

Section 6.02.   No Waiver; Cumulative Remedies.  No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.03.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Pledgor and Purchasers and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent in which may be given or withheld in the Agent’s sole discretion.  The Agent may not assign this Agreement to any assignee or transferee.  Each Purchaser, however, may assign its rights and obligations under this  Agreement to any assignee or transferee to which its Convertible Note is assigned or transferred in compliance with the terms of such Convertible Note.

Section 6.04.   Amendment; Entire Agreement.  This Agreement embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Pledge and Security Agreement

Section 6.05.   Notices.  Any notice, consent, or other communication required or permitted to be given under this Agreement to the Agent or Purchasers or Pledgor must be in writing and delivered in person, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission with evidence of receipt if also sent by registered or certified mail, return receipt requested, postage prepaid as follows:

To Agent:	Ironman PI Fund (QP), LP
Attn: Bryan Dutt
4545 Bissonnet, Suite 291
Bellaire, TX 77401
713-218-6945
FAX: (713) 218-6946

To Pledgor:	Petrosearch Energy Corporation
675 Bering Drive, Suite 200
Houston, Texas 77057
FAX: (713) 961-9338

Any such notice, consent, or other communication shall be deemed given when delivered in person, or if sent by facsimile transmission as provided above, on the day the transmission was received if before 5:00 p.m. local time that day (or on the next day, if received after 5:00 p.m. local time) or, if mailed, when duly deposited in the mails. It shall be a violation of this Agreement for Pledgor to refuse to sign for and receive any registered or certified mail.

Section 6.06.   Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in  Harris County, Texas.

Section 6.07.   Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.08.   Survival of Representations and Warranties.  All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties made by Pledgor or the right of Agent to rely upon them.

Section 6.09.   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Pledge and Security Agreement

Section 6.10.   Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

Pledge and Security Agreement

Executed as of the Effective Date above written.

PLEDGOR	PETROSEARCH ENERGY CORPORATION

	By:	/s/ Richard Dole
Richard Dole, President and CEO

AGENT	IRONMAN PI FUND (QP), LP

	By:	Ironman Energy Partners, LP,

	By:	Ironman Capital Management, LLC,
its General Partner

	By:	/s/ G. Bryan Dutt
G. Bryan Dutt, President

PURCHASERS	IRONMAN PI FUND (QP), LP

	By:	Ironman Energy Partners, LP,

	By:	Ironman Capital Management, LLC,
its General Partner

	By:	/s/ G. Bryan Dutt
G. Bryan Dutt, President

WELLINGTON TRUST COMPANY, N.A. ON BEHALF OF MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, MICRO CAP EQUITY PORTFOLIO

By: Wellington Management Company, LLP as investment adviser

By:	/s/ Steve Hoffman
Name:	Steve Hoffman
Title:	Vice President and Counsel
Address:	75 State Street
Boston, MA 02109

Signature Page to Pledge and Security Agreement

WELLINGTON TRUST COMPANY, N.A. ON BEHALF OF MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, MICRO CAP EQUITY PORTFOLIO

By: Wellington Management Company, LLP as investment adviser

By:	/s/ Steve Hoffman
Name:	Steve Hoffman
Title:	Vice President and Counsel
Address:	75 State Street
Boston, MA 02109

CROSSCAP PARTNERS, LP

By:	/s/ Mark Crosswell
Mark Crosswell
Address:	5851 San Felipe, Suite 230
Houston, Texas 77057

CROSSCAP PARTNERS ENHANCED, LP

By:	/s/ Mark Crosswell
Mark Crosswell
Address:	5851 San Felipe, Suite 230
Houston, Texas 77057

WILLIAM C. O’MALLEY

/s/ William C. O’Malley
William C. O’Malley, Individually
Address:	4646 Carlton Dunes Drive
#12, Unit 5602
Amelia Island, Florida 32034

Signature Page to Pledge and Security Agreement

J. BURKE O’MALLEY

/s/ J. Burke O’Malley
J. Burke O’Malley, Individually
Address:	2013 Spring Branch Drive
Vienna, Virginia 22181

LEO E. STEC

/s/ Leo E. Stec
Leo E. Stec, Individually
Address:	3527 Vantage Lane
Glenview, Illinois 60026

VAN G. BOHN

/s/ Van G. Bohn
Van G. Bohn, Individually
Address:	426 Arlington Drive
Metairie, Louisiana 70001

JOHN W. KOONS III AND KATRINA P. KOONS

By:	/s/ John W. Koons, III
John W. Koons III, Individually, and on behalf of Katrina P. Koons, his Wife
Address:	5348 Chandley Farm Circle
Centreville, Virginia 20120

GUTIERREZ HOLDINGS, LP

/s/ Joe M. Gutierrez, Jr.
By:	Joe M. Gutierrez, Jr.
Title:
Address:	5847 San Felipe Street, Suite 1910
Houston, Texas 77057

JERRY C. DEARING

/s/ Jerry C. Dearing
Jerry C. Dearing, Individually
Address:	5300 Doliver Drive
Houston, Texas 77056

Signature Page to Pledge and Security Agreement

ACCEPTANCE AND ACKNOWLEDGMENT

Exploration Holding Co., L.L.C. hereby accepts and acknowledges the Agent, on behalf of and for the benefit of the Purchasers, as the assignee, pursuant to this Agreement, of the 5.00% membership interests in Exploration Holding Co., L.L.C. owned by Pledgor, and Exploration Holding Co., L.L.C. agrees that the interests of the Agent, on behalf of and for the benefit of the Purchasers, shall be promptly and duly registered in the books and records of Exploration Holding Co., L.L.C.

EXPLORATION HOLDING CO., L.L.C.

By:	/s/ Richard Dole
Richard Dole, President

Signature Page to Pledge and Security Agreement